UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 1, 2014

001-35922
 (Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2014, PEDEVCO Corp. (the “Company”) entered into a series of agreements pursuant to which the Company restructured its planned acquisition of indirect interests in Aral Petroleum Capital Limited Liability Partnership (“Aral”), an entity established under the laws of Kazakhstan, which currently holds a 100% operated working interest in production and exploration licenses covering a contract area issued by the Republic of Kazakhstan that expires in 2034, which contract area covers 380,000 acres within the North Block located in the Pre-Caspian Basin in Kazakhstan.  The restructuring was done in order to simplify and consolidate the capital structure and management of Aral and its disparate stakeholders, improve the debt position of Aral, and provide Aral with additional financing to fund its operations going forward (collectively, the “Aral Restructuring”).

As previously disclosed by the Company on September 16, 2013 in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on September 11, 2013 the Company entered into a Shares Subscription Agreement (the “SSA”) with Asia Sixth Energy Resources Limited (“Asia Sixth”), a company incorporated under the laws of the British Virgin Islands, which entity currently holds a 60% interest in Aral, and which holding was anticipated to increase to 66.5% following the completion of certain transactions previously planned to occur between Asia Sixth and its other partner in Aral, Caspian Energy Inc., an Ontario, Canada company listed on the NEX board of the TSX Venture Exchange that currently holds a 40% interest in Aral (“Caspian Energy”).  As previously contemplated under the SSA, the Company would acquire shares of Asia Sixth representing 51% of the issued and outstanding capital stock of Asia Sixth (the “Asia Sixth Shares”), in exchange for the payment by the Company of $10 million to Asia Sixth (the “Deposit”), which was previously paid by the Company to Asia Sixth in 2013, plus a final subscription price payment due at the closing equal to a maximum of up to an additional $20 million, depending upon the volume of oil produced by Aral at the time of closing (the “Final Subscription Price”), which volume thresholds were achieved in February 2014 prior to Aral’s production being voluntarily halted by Aral pending receipt of a required gas-flaring permit from the Government of Kazakhstan, or finalization of a gas off-take agreement for the sale of gas produced from the asset.  Subsequent to the Company’s entry into the SSA, in connection with the Company’s closing of its acquisition of certain assets from Continental Resources, Inc. and entry into a debt facility with RJ Credit, LLC and affiliates thereof, the Company assigned 50% of its right and interest to acquire the capital stock of Asia Sixth to Golden Globe Energy Corp. (“Golden Globe”), an affiliate of RJ Credit, LLC (“RJ Credit”) and 50% of the Deposit in the event the transaction with Asia Sixth was terminated, with Golden Globe also assuming a 50% obligation to fund the Final Subscription Price to the extent due to Asia Sixth at closing, as more fully disclosed by the Company in its Current Report on Form 8-K filed with the SEC on March 10, 2014.

In connection with the Aral Restructuring, on August 1, 2014 the Company entered into a Termination Agreement of the Shares Subscription Agreement Dated 11 September 2013, by and among The Sixth Energy Limited (“Sixth Energy”), Asia Sixth and Pacific Energy Development Corp., a wholly-owned subsidiary of the Company (the “Termination Agreement”), which Termination Agreement provides for the termination of the previous SSA as a precondition to the Aral Restructuring.  Under the Termination Agreement, the Company received a promissory note in the principal amount of $5 million from Asia Sixth (the “Promissory Note”), secured by a first priority security interest in all of the assets of Asia Sixth, which Promissory Note represents the Company’s interest in the Deposit originally paid to Asia Sixth by the Company under the SSA following the assignment of 50% of the Company's right and interest to acquire the capital stock of Asia Sixth to Golden Globe.  The Promissory Note is due and payable upon the termination of the Caspian Purchase Agreement (defined below), with interest accruing at the rate of 10% per annum, compounded daily, in the event the Promissory Note is not paid in full on or before such termination date.

In addition, the Company entered into a purchase agreement by and among Caspian Energy, Caspian Energy Limited, Asia Sixth, Groenzee B.V., Pacific Energy Development Corp., Giant Dragon Enterprises Limited, ACAP Limited, and RJ Credit (the “Caspian Purchase Agreement”).  Pursuant to the Caspian Purchase Agreement, upon the closing of the transactions contemplated thereunder, (i) the Company will receive a 5.0% interest in Caspian Energy in exchange for the assignment of the Promissory Note to Caspian Energy, (ii) all of Asia Sixth’s direct and indirect ownership in Aral shall be exchanged for equity interests in Caspian Energy, with Aral becoming a wholly-owned subsidiary of Caspian Energy, (iii) approximately $25.4 million in debt owed by Asia Sixth as a result of the termination of the SSA and certain other agreements (including the debt now owed to the Company) will be converted into Caspian Energy capital stock, (iv) substantially all of Aral’s existing debt will be consolidated and held directly or indirectly by Caspian Energy as Aral’s new parent company, and (v) Sixth Energy and certain other shareholders of Caspian Energy shall provide a loan facility of up to an additional $21.5 million to Aral to fund its operations and development efforts.

The closing of the transactions contemplated under the Caspian Purchase Agreement are anticipated to occur no later than July 2015, subject to the satisfaction of certain customary closing conditions including the approval of the Agency of the Republic of Kazakhstan for the Protection of Competition and the Ministry of Oil and Gas of the Republic of Kazakhstan (the “MOG”), the MOG’s waiver of its pre-emptive purchase right with respect to the transaction, and receipt of Caspian Energy shareholder approval of the transaction.

Upon closing of the transactions contemplated under the Termination Agreement and Caspian Purchase Agreement, the Company will hold 5.0% of the common stock of Caspian Energy, which entity’s shares are publicly-traded on the NEX board of the TSX Venture Exchange.  The Company will hold these shares on an unrestricted basis (subject to any regulatory hold periods), and as a minority shareholder in Caspian Energy, the Company will not be subject to future capital calls or funding obligations, or any other obligations or requirements, that the Company might otherwise have been subject to as a major shareholder of Asia Sixth as previously contemplated under the original SSA.

The foregoing descriptions of the Termination Agreement, the Caspian Purchase Agreement, and the Promissory Note are qualified in their entirety by reference to the full text thereof which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01  REGULATION FD DISCLOSURE.

On August 5, 2014, the Company issued a press release announcing the termination of the SSA and entry into the Caspian Purchase Agreement, as described above in Item 1.01.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1*
Termination Agreement of the Shares Subscription Agreement Dated 11 September 2013, dated August 1, 2014, by and among The Sixth Energy Limited, Asia Sixth Energy Resources Limited, and Pacific Energy Development Corp.

10.2*
Agreement for the Purchase of Shares of Aral Petroleum Capital LLP and Shares and Debt of Groenzee B.V., dated August 1, 2014, by and among Caspian Energy Inc., Caspian Energy Limited, Asia Sixth Energy Resources Limited, Groenzee B.V., Pacific Energy Development Corp., Giant Dragon Enterprises Limited, ACAP Limited, and RJ Credit, LLC.

10.3*	Promissory Note, dated August 1, 2014, issued by Asia Sixth Energy Resources Limited to Pacific Energy Development Corp.
99.1**	Press Release, dated August 5, 2014.

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Date: August 5, 2014

EXHIBIT INDEX

10.1*
Termination Agreement of the Shares Subscription Agreement Dated 11 September 2013, dated August 1, 2014, by and among The Sixth Energy Limited, Asia Sixth Energy Resources Limited, and Pacific Energy Development Corp.

10.2*
Agreement for the Purchase of Shares of Aral Petroleum Capital LLP and Shares and Debt of Groenzee B.V., dated August 1, 2014, by and among Caspian Energy Inc., Caspian Energy Limited, Asia Sixth Energy Resources Limited, Groenzee B.V., Pacific Energy Development Corp., Giant Dragon Enterprises Limited, ACAP Limited, and RJ Credit, LLC.

10.3*	Promissory Note, dated August 1, 2014, issued by Asia Sixth Energy Resources Limited to Pacific Energy Development Corp.
99.1**	Press Release, dated August 5, 2014.

* Filed herewith.
** Furnished herewith.